Certain personal identifying information has been excluded from this exhibit pursuant to Item 601(a)(6) of Regulation S-K. Redacted information is indicated by [***]. REALLOYS INC. Chief Financial Officer Consulting Agreement Between REalloys Inc. and Provenance Advisors Effective Date: June 24, 2026

REalloys Inc. Chief Financial Officer Consulting Agreement This Chief Financial Officer Consulting Agreement is entered into as of June 24, 2026 by and between REalloys Inc., a Nevada corporation listed on NASDAQ under the symbol ALOY, and Provenance Advisors Inc. (the “Consultant”). REalloys Inc. and its subsidiaries are referred to collectively as the “Company.” The Company desires to retain the Consultant to provide services as the Company's Chief Financial Officer on an independent contractor basis, and the Consultant desires to provide those services on the terms set forth in this Agreement. Accordingly, the parties agree as follows. 1. Engagement and Appointment 1.1 Appointment The Company hereby retains the Consultant to provide the services of Chief Financial Officer of the Company. Subject to Board approval and applicable securities law disclosure requirements, Craig Cunningham shall be appointed as Chief Financial Officer and principal financial officer of the Company for SEC, NASDAQ, and public company reporting purposes. The Consultant shall report directly to the Chief Executive Officer and to the Board of Directors. The Consultant shall have direct access to the Audit Committee, the Chair of the Audit Committee, the Compensation Committee, the Chair of the Board, outside auditors, external legal counsel, valuation specialists, tax advisors, and other professional advisors engaged by the Company. 1.2 Independent Contractor Structure The parties intend this Agreement to be a consulting and professional services arrangement. The Consultant shall be an independent contractor and not an employee of the Company for payroll, tax withholding, benefits, workers’ compensation, employment standards, or similar purposes, except to the extent a contrary treatment is required by applicable law. The Consultant shall be responsible for the Consultant’s own state, provincial, local, or similar taxes arising from amounts paid under this Agreement, except for amounts the Company is required by law to withhold or remit. The Company shall cooperate in good faith with reasonable tax structuring requested by the Consultant, including payment to a wholly owned professional services corporation. 1.3 Officer Capacity Notwithstanding the independent contractor structure, the parties acknowledge that Craig Cunningham may serve as an officer of the Company for corporate, securities law, governance, and disclosure purposes. The Company shall take all Board, officer appointment, D&O insurance, indemnification, and public disclosure actions reasonably necessary to reflect that status. The Consultant shall not be treated as waiving any rights to indemnification, advancement of expenses, D&O insurance, officer exculpation, or similar protections by virtue of this consulting arrangement and shall be entitled to all protections afforded other officers and or directors of the Company.

2. Scope of Services 2.1 Core CFO Services The Consultant shall provide senior executive leadership and strategic, financial, accounting, reporting, control, capital markets, transaction, operational oversight, and advisory services customarily included in the responsibilities of a chief financial officer of a public company. These services include: • oversight of accounting, financial reporting, consolidation, technical accounting, and financial statement preparation under US GAAP; • oversight and preparation support for SEC filings, including Forms 10-K, 10-Q, 8-K, proxy statements, registration statements, S-8 filings, S-3 filings, and other public company filings; • coordination with the Company’s independent registered public accounting firm, external legal counsel, tax advisors, valuation specialists, and other advisors; • development and maintenance of accounting policies, close processes, disclosure controls and procedures, internal control over financial reporting, and remediation plans; • support for Audit Committee materials, Board reporting, management discussion and analysis, earnings releases, investor materials, financing diligence, lender and investor requests, strategic financing processes, capital markets transactions, and investor relations and communications materials; • review and analysis of significant accounting matters, including business combinations, reverse recapitalizations, warrants and embedded derivatives, stock-based compensation, impairment, going concern, asset retirement obligations, revenue recognition, leases, financial instruments, and consolidation; • support for budgeting, forecasting, treasury, cash runway analysis, risk management, insurance, tax, audit readiness, enterprise resource planning, finance systems, information technology, cybersecurity, and business process implementation; • participation as a member of the executive leadership team, including leadership and advisory support for corporate strategy, operating plans, strategic priorities, enterprise risk, capital allocation, business model development, and Board-level planning matters; • leadership and coordination of mergers, acquisitions, divestitures, joint ventures, strategic partnerships, offtake-linked arrangements, processing or manufacturing transactions, and other strategic transactions, including transaction structuring, financial diligence, valuation, integration planning, and Board materials; • leadership and coordination of strategic financing initiatives, including equity and debt financings, registered offerings, private placements, strategic investments, grants, government funding programs, project financing, credit facilities, investor diligence, lender diligence, rating or credit processes, and related negotiations; • executive oversight of the Information Technology and Security functions, including technology strategy, ERP and finance systems, cybersecurity governance, data security, access controls, systems risk management, vendor oversight, incident escalation, and coordination with external IT and cybersecurity advisors;

• executive oversight of the Procurement and Supply Chain functions, including procurement strategy, sourcing, vendor management, supply chain controls, purchasing policies, contract economics, inventory or materials planning, logistics coordination, and cost control initiatives; • executive oversight of Investor Relations and Communications, including investor messaging, earnings and disclosure communications, investor presentations, analyst and shareholder engagement, financing communications, Regulation FD compliance coordination, and alignment of external communications with the Company’s financial reporting and strategic objectives; • such other executive leadership, strategic, financial, accounting, governance, operational oversight, and public company readiness services as are reasonably consistent with the CFO role. 2.2 Authority The Consultant shall have authority commensurate with the CFO position, including authority to review, approve, or recommend approval of accounting policies, financial statements, SEC financial disclosures, internal control remediation plans, audit committee materials, financing diligence materials, strategic financing materials, M&A and strategic transaction materials, investor relations and communications materials, finance organization hiring plans, information technology and cybersecurity priorities, procurement and supply chain policies, and related budgets and advisor engagements, subject to final authority of the CEO, Board, Audit Committee, and applicable Company policies. The Company shall not file, furnish, publish, or disseminate any financial statements, earnings release, MD&A, investor deck, registration statement, proxy statement, or other material financial disclosure without giving the Consultant a reasonable opportunity to review and comment before release, except where impracticable due to emergency timing and approved by the Audit Committee Chair. 2.3 Time Commitment The Consultant shall devote such business time and attention as is reasonably necessary to perform the services. The parties anticipate that the engagement will require a substantial commitment comparable to a full-time executive role, particularly during SEC reporting periods, audit cycles, financings, mergers and acquisitions, strategic transactions, investor communications periods, systems or cybersecurity initiatives, procurement or supply chain projects, and Board or executive strategy processes. The Consultant may provide services to other clients or maintain other professional activities, provided those activities do not materially interfere with the Consultant’s duties to the Company, create an unwaived conflict of interest, or violate the confidentiality or restrictive covenant provisions of this Agreement. 3. Term 3.1 Initial Term The initial term of this Agreement shall commence on [Effective Date] and continue for twenty-four months, unless earlier terminated in accordance with this Agreement.

3.2 Renewal This Agreement shall automatically renew for successive twelve-month renewal terms unless either party gives written notice of non-renewal at least ninety days before the end of the then-current term. Non-renewal by the Company without Cause shall be treated as a termination without Cause unless the Company offers a renewal on terms no less favourable in the aggregate to the Consultant, determinable at the Consultant’s discretion. 4. Compensation This Agreement reflects the Company’s public company status, development-stage complexity, limited existing finance, information technology, procurement and supply chain infrastructure, limited maturity of business process and reporting controls, capital markets needs, and the Consultant’s expected responsibility for SEC reporting, US GAAP technical accounting, audit coordination, internal controls, public governance and strategic support. 4.1 Base Consulting Fee The Company shall pay the Consultant a base consulting fee of $55,000 per month, payable monthly in arrears within ten days after receipt of invoice, representing $660,000 on an annualized basis. The monthly consulting fee shall be reviewed annually by the Compensation Committee and shall not be reduced without the Consultant’s written consent. If the Consultant’s time commitment materially exceeds the anticipated executive-level scope because of a financing, restatement, material weakness remediation, business combination, acquisition, major system implementation, delayed audit, special project, or other extraordinary matter, the parties shall negotiate in good faith an additional project fee or temporary monthly fee increase. 4.2 Annual Performance Bonus For each fiscal year during the term, the Consultant shall be eligible to earn an annual performance bonus with a target opportunity of 100% of the annualized base consulting fee and a maximum opportunity of 150% of the annualized base consulting fee. The bonus shall be based on performance metrics established by the Compensation Committee, in consultation with the Consultant, within 90 days after the start of the fiscal year or, for the first fiscal year, within 90 days after the effective date. For the first fiscal year, the annual bonus shall be prorated based on the portion of the year during which the Consultant provides services, provided that no proration shall apply if the Consultant is terminated without Cause, resigns for Good Reason, or experiences a Change in Control before the bonus determination date. Any earned bonus shall be paid no later than March 15 of the year following the fiscal year to which the bonus relates, or earlier if bonuses are paid to other senior executives. 4.4 Long-Term Incentive Award Subject to Board and Compensation Committee approval, the Company shall grant the Consultant an initial long-term incentive award with a target grant-date value equal to 150% of the annualized base consulting fee, or $990,000, structured as restricted stock units, performance stock units, stock options, or a combination of those instruments under the Company’s equity incentive plan. 50% of the award shall vest on grant and the remaining 50% shall vest one year following the grant date. Fifty percent (50%) of unvested equity shall continue to vest for the duration of the termination period, following termination without Cause, resignation for Good Reason, or a Change in Control. The initial award shall be granted within thirty days after the effective date, subject to applicable securities law, plan, exchange, and blackout restrictions. If the Company cannot grant the award within that period, the Company shall provide an economically equivalent cash-settled or deferred award, or shall grant the award as soon as administratively and legally permissible with value measured as of the original intended grant date. 4.5 Annual Equity Refresh For each fiscal year after the first grant year, the Consultant shall be eligible for an annual equity refresh award with a target grant-date value of not less than 100% of the annualized base consulting fee and up to 150% of the annualized base consulting fee, as determined by the Compensation Committee based on performance, market conditions, dilution considerations, and peer compensation practices. 4.6 Compensation True-Up If the Board, Compensation Committee, or independent compensation consultant later determines that the Consultant’s total direct compensation is below the seventy-fifth percentile for CFOs at appropriately selected mining, rare earth, critical minerals, development-stage public company, or NASDAQ-listed peer companies, the Company shall review the Consultant’s compensation in good faith and make a commercially reasonable adjustment through fee increase, bonus opportunity, equity award, milestone award, or other compensation element. 5. Expenses and Support 5.1 Expense Reimbursement The Company shall reimburse the Consultant for all reasonable business expenses incurred in connection with the services, including travel, lodging, meals, professional memberships, continuing professional education, accounting research tools, SEC reporting tools, productivity software, phone, internet, secure computing tools, and other out-of-pocket costs reasonably necessary for the CFO role. Expenses shall be reimbursed within fifteen days after submission of reasonable documentation. The Company shall prepay or directly arrange significant travel, lodging, conference, legal, advisory, or software expenses when reasonably requested by the Consultant. 5.2 Professional Advisors and Resources The Company shall provide the Consultant with reasonable access to and budget for external accountants, SEC counsel, tax advisors, valuation specialists, internal control consultants, ERP or systems consultants, transfer agent representatives, and other professional resources necessary to perform the CFO role. The Company shall maintain adequate accounting, finance, legal, audit, tax, and reporting resources so that the Consultant is not required to personally perform all finance function tasks without appropriate support. If the Consultant reasonably determines that inadequate resources create a risk of inaccurate reporting, delayed filings, control deficiencies, or officer liability, the Consultant may escalate the matter to the CEO, Audit Committee, and Board. 5.3 Administrative Support The Company shall provide the Consultant with secure Company email, document systems, accounting systems, Board materials, equity plan documents, capitalization records, financial data, contracts, bank information, audit workpapers, legal correspondence, and other books and records reasonably necessary for the services. 6. Public Company Compliance 6.1 Certifications and Disclosure Controls The Consultant shall support the Company’s disclosure controls and procedures, internal control over financial reporting, and SEC certification process. The Consultant shall not be required to sign any SEC certification, officer certificate, management representation letter, financing certificate, solvency certificate, or similar document unless the Consultant has been given reasonable access to supporting information and a reasonable opportunity to conduct inquiry, review, and diligence. If the Consultant concludes in good faith that a proposed certification, filing, disclosure, representation, or financial statement may be inaccurate, incomplete, misleading, unsupported, or inconsistent with applicable accounting or securities requirements, the Consultant may decline to sign or approve the item until the concern is resolved. The Company shall not treat such refusal as Cause if the Consultant acts in good faith. 6.2 Accounting Judgments The Consultant shall be entitled to rely in good faith on information, records, reports, and representations provided by Company personnel, directors, officers, auditors, legal counsel, valuation specialists, tax advisors, and other professional advisors, unless the Consultant has actual knowledge that such reliance is unwarranted. Material accounting judgments shall be documented in technical accounting memoranda or other appropriate records. The Company shall obtain external expert advice where the Consultant reasonably determines that external advice is appropriate for complex, unusual, material, or judgmental matters. 6.3 Clawback, Insider Trading, Hedging, and Pledging The Consultant shall be subject to the Company’s lawful clawback, insider trading, blackout, pre-clearance, anti-hedging, anti-pledging, Regulation FD, whistleblower, related-party transaction, code of conduct, and public company compliance policies, as those policies apply to senior executive officers generally. No clawback, forfeiture, or recoupment shall apply except to the extent required by applicable law, NASDAQ listing rules, the Company’s generally applicable written clawback policy, or a final non-appealable determination that the Consultant engaged in fraud, willful misconduct, or knowing material violation of law that caused the applicable restatement or recovery event.

7. Confidentiality, Company Property, and Intellectual Property 7.1 Confidentiality The Consultant shall maintain the confidentiality of the Company’s non-public information and shall use such information only for purposes of performing services for the Company or as otherwise authorized by the Company. Confidential information includes financial information, technical information, business plans, contracts, financing plans, investor materials, Board materials, legal advice, audit materials, employee information, trade secrets, and other non-public Company information. Confidentiality obligations shall not restrict the Consultant from reporting possible violations of law to governmental authorities, cooperating with regulators, auditors, or legal process, making protected whistleblower disclosures, enforcing this Agreement, or using general professional knowledge and experience not specific to the Company. 7.2 Company Property Upon termination of this Agreement, the Consultant shall return or securely destroy Company property and confidential information in the Consultant’s possession, except that the Consultant may retain copies reasonably necessary for tax, legal, regulatory, professional responsibility, insurance, or dispute purposes, subject to continuing confidentiality obligations. 7.3 Work Product Subject to the Consultant’s retained rights in pre-existing materials, templates, know-how, methodologies, professional judgment, and generic tools, the Company shall own final work product specifically prepared for and delivered to the Company under this Agreement. The Consultant retains ownership of pre-existing workpapers, templates, models, checklists, methodologies, research tools, technical accounting frameworks, know-how, and generalized professional materials. To the extent any such materials are embedded in Company deliverables, the Consultant grants the Company a perpetual, non-exclusive, non-transferable internal-use license to use them for Company business purposes. 8. Conflicts and Outside Activities The Consultant shall disclose any material conflict of interest known to the Consultant that would reasonably be expected to impair performance of the services. The Company acknowledges that the Consultant may have other clients, professional relationships, investments, or business activities, provided those activities do not materially interfere with the services or create an unwaived conflict. The Consultant shall not serve as CFO, principal accounting officer, or principal financial officer of a direct rare earth or critical minerals competitor during the term without the Company’s prior written consent, not to be unreasonably withheld if appropriate safeguards are available.

9. Restrictive Covenants 9.1 Non-Solicitation During the term and for twelve months thereafter, the Consultant shall not knowingly solicit for employment or engagement any senior finance, accounting, legal, technical, or executive employee of the Company with whom the Consultant had material dealings, except through general solicitations not targeted at Company personnel. 9.2 No Broad Non-Compete The Company shall not require a broad non-competition covenant as a condition of this Agreement. The parties agree that the confidentiality, conflict of interest, insider trading, and non-solicitation provisions are sufficient to protect the Company’s legitimate business interests. 10. Indemnification, D&O Insurance, and Advancement 10.1 Indemnification The Company shall indemnify, defend, and hold harmless the Consultant and Craig Cunningham to the fullest extent permitted by applicable law, the Company’s articles, bylaws, indemnification agreements, and D&O insurance policies for all claims, investigations, proceedings, damages, losses, liabilities, fines, penalties, settlements, costs, and expenses arising out of or relating to the Consultant’s service to the Company, including service as CFO, principal financial officer, consultant, agent, officer, or representative of the Company. Indemnification shall apply to SEC, NASDAQ, auditor, tax, corporate, investor, creditor, employee, whistleblower, securities, fiduciary, reporting, internal controls, and other matters arising from the Consultant’s role, except to the extent a final non-appealable judgment determines that the Consultant engaged in fraud, willful misconduct, or knowing material violation of law. 10.2 Advancement of Expenses The Company shall advance all reasonable legal fees, expert fees, and other defense costs incurred by the Consultant in connection with any claim, inquiry, investigation, subpoena, proceeding, enforcement matter, or dispute arising out of the Consultant’s services to the Company. Advancement shall be made within ten days after request and shall not be delayed pending final resolution. The Consultant shall provide any undertaking to repay advanced expenses only to the extent required by applicable law if it is finally determined that the Consultant is not entitled to indemnification. 10.3 Separate Indemnification Agreement As a condition to the Consultant’s obligation to commence services, the Company shall enter into a separate officer indemnification agreement with Craig Cunningham on terms no less favorable than those provided to the Company’s directors, CEO, or other senior executive officers.

10.4 D&O Insurance The Company shall maintain D&O insurance covering Craig Cunningham in his capacity as CFO, principal financial officer, officer, consultant, and agent on terms no less favorable than coverage provided to the Company’s directors, CEO, or other senior executive officers. Coverage shall include Side A coverage, entity securities coverage, investigation coverage to the extent available, and tail coverage following termination or a Change in Control. The Company shall provide certificates or policy summaries reasonably requested by the Consultant and shall give the Consultant at least thirty days’ prior notice of any material reduction, cancellation, non-renewal, or adverse change in coverage. 11. Limitation of Liability Except for fraud, willful misconduct, knowing violation of law, misappropriation of Company funds, or intentional breach of confidentiality, the Consultant’s aggregate liability to the Company arising out of this Agreement shall not exceed the fees actually paid to the Consultant during the twelve months preceding the event giving rise to the claim. In no event shall the Consultant be liable for consequential, incidental, indirect, special, exemplary, punitive, lost profit, diminution in value, market capitalization, trading price, financing failure, investor relations, reputational, or similar damages, except to the extent resulting from fraud, willful misconduct, or knowing violation of law. The parties acknowledge that the Consultant is assuming officer-level responsibilities in a development-stage public company context and that the compensation under this Agreement would be commercially unreasonable without the indemnification, advancement, D&O insurance, and liability limitation protections set forth herein. 12. Termination 12.1 Termination by the Company for Cause The Company may terminate this Agreement for Cause upon written notice. “Cause” means: • the Consultant’s conviction of, or plea of guilty or no contest to, a felony or crime involving fraud, dishonesty, or moral turpitude that materially harms the Company; • the Consultant’s willful misconduct or fraud that results in material harm to the Company; • the Consultant’s knowing and material violation of securities law, accounting rules, or Company policy that results in material harm to the Company; • the Consultant’s material breach of this Agreement, if the breach is not cured within thirty days after written notice describing the breach in reasonable detail; or • the Consultant’s repeated and willful failure to perform material duties after written notice and a reasonable opportunity to cure. Cause shall not include good faith accounting judgments, good faith refusal to sign unsupported certifications, disagreement with management, escalation of accounting, controls, disclosure, legal, ethical, or governance concerns, protected whistleblower activity, or failure arising from inadequate Company resources, incomplete information, or decisions outside the Consultant’s control. 12.2 Termination by the Company without Cause The Company may terminate this Agreement without Cause upon thirty days’ written notice. Upon termination without Cause, the Company shall pay or provide the Consultant: • all accrued and unpaid consulting fees and reimbursable expenses through the termination date; • a lump-sum agreement termination fee equal to eighteen months of: ◦ the then-current monthly consulting fee, and, ◦ the then-current target annual bonus, at 100% performance, prorated to 12 equal monthly amounts, for the year of termination; • payment of any earned but unpaid bonus for any completed fiscal year or period; • immediate vesting of 50% all time-based equity awards that would have vested within eighteen months after termination (termination period); • vesting of performance-based equity based on actual achievement through the termination date and deemed target achievement for milestones substantially completed or within the Consultant’s control before termination; • continued indemnification, advancement, and D&O insurance coverage; and • reimbursement of reasonable transition and legal review costs incurred in connection with termination, up to $50,000. Severance shall be conditioned on the Consultant signing a customary release of claims that does not release rights to compensation, equity, indemnification, advancement, D&O insurance, whistleblower rights, vested benefits, or enforcement of this Agreement. 12.3 Resignation for Good Reason The Consultant may resign for Good Reason upon written notice if the Company fails to cure the event within thirty days after receiving notice. “Good Reason” means: • material reduction in compensation, bonus opportunity, equity opportunity, authority, title, reporting line, budget access, advisor access, or responsibilities; • failure to appoint or maintain Craig Cunningham as CFO or principal financial officer; • requirement that the Consultant sign or approve financial statements, SEC filings, certifications, management representation letters, or other documents without reasonable access to supporting information; • material failure to provide D&O insurance, indemnification, advancement, professional advisors, accounting resources, or internal access necessary for the CFO role; • relocation requirement or material increase in travel expectations not contemplated by this Agreement; • material breach of this Agreement by the Company; • assignment to duties inconsistent with the CFO role and scope defined in this agreement; • the Company’s failure to timely pay compensation or reimburse expenses;

• material change in control, CEO, Board, Audit Committee, or Company strategy that materially alters the risk profile, reporting obligations, or expected services without mutually agreed compensation adjustment; or • any instruction or pressure to take or omit an action that the Consultant reasonably believes would violate law, accounting standards, securities requirements, auditor independence, internal control requirements, or professional ethics. Resignation for Good Reason shall be treated as a termination without Cause for all compensation, severance, equity, indemnification, and post-termination purposes. 12.4 Resignation without Good Reason The Consultant may resign without Good Reason upon sixty days’ written notice. The Company may waive all or part of the notice period. Upon resignation without Good Reason, the Company shall pay accrued and unpaid fees, earned but unpaid bonus, vested equity, and reimbursable expenses through the termination date. 12.5 Death or Disability Upon termination due to death or disability, the Company shall pay accrued fees, reimbursable expenses, earned but unpaid bonus, prorated target bonus for the year of termination, and vesting of equity that would have vested within twelve months after termination. Indemnification, advancement, and D&O insurance protections shall continue. 13. Change in Control 13.1 Definition “Change in Control” means a merger, consolidation, sale of substantially all assets, sale or issuance of securities resulting in a person or group acquiring more than 50% of the Company’s voting power, replacement of a majority of the Board during a twelve-month period, liquidation, or similar transaction. Continuation of the voting control structure and the controlling counterparty at the effective date of this agreement are excluded from Change of Control. 13.2 Change in Control Protections If, within three months before or twenty-four months after a Change in Control, the Consultant is terminated without Cause, resigns for Good Reason, is not offered a substantially equivalent role with the surviving company, or the Agreement is not assumed by the surviving company, the Consultant shall receive: • accrued and unpaid fees and expenses; • a lump-sum payment equal to twenty-four months of the then-current monthly consulting fee; • a lump-sum payment equal to 200% of the target annual bonus; • payment of any earned but unpaid bonus; • prorated target bonus for the year of termination; • full acceleration of all time-based equity awards;

• vesting of performance-based equity at the greater of target or actual performance through the Change in Control date, unless the award agreement provides a more favourable result; • full vesting of any milestone award for milestones achieved, substantially achieved, or rendered impossible or impracticable by the Change in Control; and • continued indemnification, advancement, D&O insurance, and tail coverage. The Company shall use commercially reasonable efforts to cause any successor to assume this Agreement, all equity awards, and all indemnification obligations. Failure to obtain assumption shall constitute Good Reason. 14. Transition Assistance Upon termination other than for Cause, the Consultant shall provide reasonable transition assistance for up to sixty days upon the Company's request, provided the Company pays the Consultant at the then-current monthly fee prorated for the transition period and reimburses all expenses. Additional transition support shall be subject to a mutually agreed statement of work. The Consultant shall not be required to provide transition assistance if the Company is in payment default, has failed to provide required indemnification or D&O coverage, or requests assistance that would be unlawful, unethical, or inconsistent with professional obligations. 15. Representations 15.1 Consultant Representations The Consultant represents that the Consultant has the authority to enter into this Agreement and that the performance of the services will not knowingly violate any binding obligation owed to any other party. 15.2 Company Representations The Company represents that it has the authority to enter into this Agreement, that this Agreement has been approved by all required corporate action, and that the Company will comply with all applicable Board, Compensation Committee, Audit Committee, securities law, stock exchange, tax, and equity plan requirements necessary to implement this Agreement. The Company represents that it will provide complete and accurate information reasonably required by the Consultant to perform the services and will not knowingly withhold material information relevant to financial reporting, internal controls, liquidity, legal contingencies, related-party transactions, financing arrangements, or public disclosures. 16. Dispute Resolution The parties shall first attempt to resolve any dispute through good-faith executive-level discussions. If the dispute is not resolved within fifteen days, either party may refer the matter to confidential mediation before a mutually agreed mediator. If mediation is unsuccessful, disputes shall be resolved by confidential arbitration before a single arbitrator under the commercial arbitration rules of the ADR Institute of Canada, except that either party may seek injunctive relief, advancement of expenses, indemnification, enforcement of D&O insurance, or payment of undisputed amounts in a court of competent jurisdiction. The prevailing party in any proceeding to enforce this Agreement shall be entitled to recover reasonable legal fees, expert fees, and costs, except where prohibited by law. 17. Governing Law This Agreement shall be governed by the laws of the State of Nevada, without regard to conflict of law principles, unless the parties mutually agree that Ontario law or another jurisdiction is more appropriate based on the Consultant’s contracting entity, tax structure, and place of performance. The Company shall reimburse the Consultant for reasonable legal fees incurred in reviewing and negotiating this Agreement and related equity, indemnification, and officer appointment documents, up to $35,000, provided such fees are documented and invoiced. 18. Notices Notices shall be delivered by email and by recognized overnight courier to the addresses below, or to such other address as a party may designate by notice. If to the Company: REalloys Inc. Attention: Chief Executive Officer Email: [***] If to the Consultant: Provenance Advisors Inc. [***] Email: [***] 19. Miscellaneous 19.1 Assignment The Consultant may not assign this Agreement without the Company’s consent, except to a wholly owned professional services corporation or personal holding company controlled by Provenance Advisor Inc or Craig Cunningham. The Company may not assign this Agreement without the Consultant’s consent except to a successor that assumes all obligations in writing in connection with a Change in Control or similar transaction. 19.2 Entire Agreement This Agreement, together with the equity award agreements, indemnification agreement, Company policies referenced herein, and any statement of work signed by the parties, constitutes the entire agreement between the parties regarding the services and supersedes prior discussions or understandings.

19.3 Amendments No amendment or waiver is effective unless in writing and signed by both parties. No waiver of one breach shall constitute waiver of any other breach. 19.4 Severability If any provision is held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it enforceable, and the remaining provisions shall remain in effect. 19.5 Counterparts and Electronic Signatures This Agreement may be signed in counterparts and by electronic signature, each of which shall be deemed an original and all of which together constitute one instrument.

Signatures IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date. REalloys Inc. By: /s/ Leonard Sternheim Name: Leonard Sternheim Title: CEO Date: 06/_30/2026 Provenance Advisors Inc By: /s/ Craig Cunningham Name: Craig Cunningham Title: Managing Director Date: 06/_30/2026